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                                                      Exhibit 3.1.2

                           CERTIFICATE OF MERGER
                                     OF
                            TRANSITION SUB INC.
                                    INTO
                         UNION CARBIDE CORPORATION
             UNDER SECTION 904 OF THE BUSINESS CORPORATION LAW

                     ---------------------------------



         We, the undersigned, Alfonso Escudero and Bruce D. Fitzgerald, being respectively the President and Director of Transition Sub Inc., and the Vice President, General Counsel and Secretary of Union Carbide Corporation, hereby certify:

1.    The name of each constituent entity is as follows:

      Transition Sub Inc.
      Union Carbide Corporation (formed as Union Carbide and Carbon Corporation)

2.    The name of the surviving corporation is Union Carbide Corporation.

3. As to each constituent corporation, the designation and number of outstanding shares of each class and series and the voting rights thereof are as follows:


                  Designation and
                  number of shares     Class or series     Shares entitled to
Name of           in each class or        of shares        vote as a class or
Corporation      series outstanding    entitled to vote          series
-------------    ------------------    ----------------    ------------------
Transition
Sub Inc.                100              Common Stock             100

Union Carbide
Corporation         135,925,743          Common Stock         135,925,743


The number of outstanding shares (and shares entitled to vote) of Union Carbide Corporation is subject to change prior to the effective date of the merger by reason of the issuance from time to time of shares pursuant to outstanding stock options, benefit plans and a dividend reinvestment plan.

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4.    The certificate of incorporation of the surviving corporation will be amended at the effective time of the merger as follows:

      Article 3 is amended to read in its entirety as follows: "3. The aggregate number of shares that the Corporation shall have the authority to issue is 1,000 shares of Common Stock, par value $0.01 per share."

      Article 5 is amended to read in its entirety as follows: "5. The number of directors, their terms and their manner of election shall be fixed by or pursuant to the Bylaws of the Corporation."

5. The effective date of the merger is the date of the filing of this certificate of merger.

6. The date when the certificate of incorporation of Union Carbide Corporation was filed with the New York Department of State was November 1, 1917.

7. The merger was authorized by each constituent corporation in the following manner:

      The merger was authorized by the Board of Directors of Union Carbide Corporation on August 3, 1999 and by the shareholders of Union Carbide Corporation at a special meeting of the shareholders duly called and held on December 1, 1999 by the vote of at least two- thirds of the outstanding shares of Union Carbide Corporation common stock entitled to vote thereon. The merger was authorized by the Board of Directors of Transition Sub Inc. on August 3, 1999 and by The Dow Chemical Company, the sole shareholder of Transition Sub Inc., by written consent dated August 3, 1999.

8. The merger is permitted by the laws of the jurisdiction of the constituent foreign corporation and is in compliance therewith. The constituent foreign corporation has complied as follows:

      Transition Sub Inc. has complied with the applicable provisions of the laws of the State of Delaware under which it is incorporated, and this merger is permitted by such laws.

9. As to the constituent foreign corporation, the jurisdiction and date of its incorporation and the date when its application for authority to do business in New York was filed with the New York Department of State or, if no such application has been filed, a statement to such effect is as follows:
      Transition Sub Inc. is a Delaware corporation incorporated on July 28, 1999. Transition Sub Inc. has not filed an application for authority to do business in New York.

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         IN WITNESS WHEREOF, we have signed this certificate on the 6th day of February, 2001 and we affirm the statements contained herein as true under penalties of perjury.

                                        TRANSITION SUB INC.


                                        /s/ Alfonso Escudero
                                        --------------------------------------
                                        By: Alfonso Escudero
                                        Title: President and Director



                                        UNION CARBIDE CORPORATION

                                        /s/ Bruce D. Fitzgerald
                                        --------------------------------------
                                        By: Bruce D. Fitzgerald
                                        Title: Vice President, General Counsel
                                                and Secretary

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